Exhibit 99.3

SUBCERTIFICATION OF CHIEF OPERATING OFFICER AND SECRETARY/TREASURER

IN SUPPORT OF

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Conn’s, Inc. (the “Company”) on Form 10-K for the fiscal year ended January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, William C. Nylin, Jr., President and Chief Operating Officer of the Company and David R. Atnip, Senior Vice President and Secretary/Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 16, 2004	/s/ William C. Nylin, Jr.
William C. Nylin, Jr.
President and Chief Operating Officer

/s/ David R. Atnip
David R. Atnip
Senior Vice President and
Secretary/Treasurer

Schedule II-Valuation and Qualifying Accounts

Conn Appliances, Inc.

Col A	Col B	Col C		Col D	Col E
Description	Balance at Beginning of Period	Additions	Charged to Other Accounts- Describe	Deductions- Describe[1]	Balance at End of Period
		Charged to Costs and Expenses
Year ended July 31, 2000
Reserves and allowances from asset accounts:
Allowance for doubtful accounts	107	793	—	(750)	150

Year ended July 31, 2001
Reserves and allowances from asset accounts:
Allowance for doubtful accounts	150	1734	—	(1,734)	150

Six months ended January 31, 2002
Reserves and allowances from asset accounts:
Allowance for doubtful accounts	150	1286	—	(1,319)	117

Year ended January 31, 2003
Reserves and allowances from asset accounts:
Allowance for doubtful accounts	117	4125	—	(4,125)	117

Year ended January 31, 2004
Reserves and allowances from asset accounts:
Allowance for doubtful accounts	117	4657	—	(2,855)	1,919

[1]	Uncollectible accounts written off, net of recoveries